FIFTH AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT


         THIS FIFTH AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of October 7, 2002 (the "Amendment"), is by and among MIDWEST EXPRESS HOLDINGS, INC. (the "Borrower"), the lenders party hereto and U.S. BANK NATIONAL ASSOCIATION, as Agent (the "Agent").

                                    RECITALS

         WHEREAS, the Borrower is party to that certain Senior Secured Revolving Credit Agreement, dated as of August 31, 2001, by and among the Borrower, the lenders party thereto (each, a "Lender" and collectively, the "Lenders") and the Agent, as amended by the First Amendment to Senior Secured Revolving Credit Agreement dated as of January 9, 2002 and the Second Amendment to Senior Secured Revolving Credit Agreement dated as of June 28, 2002 and the Third Amendment to Senior Secured Revolving Credit Agreement dated as of August 29, 2002 and the Fourth Amendment to Senior Secured Revolving Credit Agreement dated as of September 30, 2002 (as so amended, the "Credit Agreement"); and

         WHEREAS, the Borrower has requested that the Lenders and the Agent amend the Credit Agreement as set forth herein; and

         WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement as set forth herein, but only under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Capitalized terms used in this Amendment but not defined herein shall have the definitions assigned in the Credit Agreement.

                                   ARTICLE II

                                   AMENDMENTS

The Credit Agreement is amended as follows:

         2.1 Section 1.1 - Definitions - Existing Letters of Credit. The definition of "Existing Letters of Credit" contained in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "Existing Letters of Credit" means the Letters of Credit which are described on Schedule 1.2."


         2.2 Section 1.1 - Definitions - Fixed Charge Coverage Ratio. The definition of "Fixed Charge Coverage Ratio" contained in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "Fixed Charge Coverage Ratio" means, as of the last day of any month, the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for the 12 month period ending as of such day.

         2.3 Section 1.1 - Definitions - Leverage Ratio. The definition of "Leverage Ratio" contained in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "Leverage Ratio" means, as of the last day of any month, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDAR for the 12 month period ending as of such day.

         2.4 Section 1.1 - Definitions - LOC Committed Amount. The definition of "LOC Committed Amount" contained in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "LOC Committed Amount" means, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to extend the expiry date of, and participate in, Letters of Credit as referenced in
         Section 2.2(a) and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.1(a), subject to adjustment on account of assignment pursuant to the provisions of Section 10.6(c) hereof, and subject to the automatic reductions as specified in Section 2.2(a). Schedule 2.1(a) shall automatically be deemed to be amended to reflect such reductions without any further action by the Borrower, the Agent or the Lenders.

         2.5 Section 1.1 - Definitions - Revolving Committed Amount. The definition of "Revolving Committed Amount" contained in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "Revolving Committed Amount" means collectively, the aggregate amount of all of the Revolving Commitments as referenced in Section 2.1(a) and, individually, the amount of each Lender's Revolving Commitment as specified in Schedule 2.1(a), subject to adjustment on account of assignment pursuant to the provisions of Section 10.6(c) hereof, and subject to the automatic reductions of the following amounts on the following dates: $2,500,000 on December 15, 2002, $2,500,000 on February 15, 2003, and $1,500,000 on April 15, 2003.
         Schedule 2.1(a) shall automatically be deemed to be amended to reflect such reductions without any further action by the Borrower, the Agent or the Lenders.

         2.6 Section 1.1 - Definitions. The definition of "Revolving Termination Date" in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced by the following:

                  "Revolving Termination Date" means August 30, 2003, or the date when the Revolving Commitments are terminated in full pursuant to this Credit Agreement.

         2.7 Section 2.1(a) - Revolving Commitment. Section 2.1(a) of the Credit Agreement is amended in its entirety to read as follows:

                  "(a) Revolving Commitment. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's LOC Commitment Percentage of LOC Obligations plus such Lender's Swing Line Commitment Percentage of outstanding Swing Line Loans shall not exceed such Lender's Revolving Committed Amount, and
          (ii) with regard to the Lenders collectively, the sum of the aggregate amount of all outstanding Revolving Loans plus the aggregate amount of all outstanding LOC Obligations plus the aggregate amount of all outstanding Swing Line Loans plus the AAL Reserve shall not exceed the aggregate Revolving Committed Amount (as such aggregate maximum amount is reduced from time to time as provided herein). Revolving Loans shall consist of Base Rate Loans, and may be repaid and reborrowed in accordance with the provisions hereof. Loans shall be made by each Lender at its Domestic Lending Office.

         2.8 Section 2.1(d) - Interest. Section 2.1(d) of the Credit Agreement is amended in its entirety to read as follows:

                           "(d) Interest. Subject to Section 3.1, Revolving
                  Loans shall bear interest at the Base Rate plus 0.50%. Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date."

         2.9 Section 2.2(a) - Issuance. Section 2.2(a) of the Credit Agreement is amended in its entirety to read as follows:

                           "(a) Existing Letters of Credit. Subject to the terms
                  and conditions hereof and of the LOC Documents, if any, and provided that no Default or Event of Default shall have occurred and be continuing, and further subject to any other terms and conditions which the Issuing Lender may reasonably require, during the Revolving Commitment Period the Issuing Lender shall extend the expiry date of, and the Lenders shall continue to participate in, Existing Letters of Credit for the account of the Borrower from time to time upon the Borrower's request in a form acceptable to the Issuing Lender; provided, however, that (i) except to the extent resulting from foreign currency exchange rate fluctuations, the aggregate amount of LOC Obligations shall not at any time exceed SIXTEEN MILLION FIVE HUNDRED EIGHTY THOUSAND FIVE HUNDRED TWENTY-NINE

                  DOLLARS AND SIXTY-TWO CENTS ($16,580,529.62) (the "LOC Committed Amount") and (ii) the sum of the aggregate amount of all outstanding Revolving Loans plus the aggregate amount of all outstanding LOC Obligations plus the aggregate amount of all outstanding Swing Line Loans plus the AAL Reserve shall not at any time exceed the aggregate Revolving Committed Amount. No Letter of Credit as so extended shall have an expiry date extending beyond the Revolving Termination Date without the prior consent of the Agent and all Lenders. Each Letter of Credit shall comply with the related LOC Documents. The expiry date of each Existing Letter of Credit extended pursuant to this Section shall be a Business Day. No new Letter of Credit shall be requested by the Borrower or issued by the Issuing Lender. The LOC Committed Amount shall be automatically reduced immediately upon the expiry of any Existing Letter of Credit by an amount equal to the LOC Obligations related to such Existing Letter of Credit, less the aggregate amount of all payments made, or drafts accepted for subsequent payments to be made, under such Existing Letter of Credit honored by the Issuing Lender but not theretofore reimbursed. In the case of a conflict in the terms of the LOC Documents and this Credit Agreement, the terms of this Credit Agreement shall control."

         2.10 Section 2.3 - Swing Line Loans. Section 2.3(a) of the Credit Agreement is amended by deleting the language "the lesser of (x) the Borrowing Base and (y)" contained therein.

         2.11 Section 3.3(a) - Reductions in Commitments. Section 3.3(a) of the Credit Agreement is amended by (a) deleting the language "the lesser of (i) the Borrowing Base and (ii)" contained therein and (b) adding the following sentence to the beginning of the Section:

                  "The Revolving Committed Amount and the LOC Committed Amount shall be automatically reduced as set forth in the respective definitions of such terms contained in Section 1.1 above."

         2.12 Section 3.3(b) - Mandatory Prepayment on Revolving Loans. Section 3.3(b) of the Credit Agreement is amended by deleting the language "the lesser of (i) the Borrowing Base and (ii)" contained therein.

         2.13 Section 3.4(a) - Letter of Credit Fee; Fronting Fee. Section 3.4(a) of the Credit Agreement is amended in its entirety to read as follows:

                  "Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, a fee with respect to each Letter of Credit (the "Letter of Credit Fee") equal to 2.0% per annum on the average daily maximum amount available to be drawn under such Letter of Credit from the date of issuance calculated for the term of availability thereof or until paid, whichever occurs first. The Letter of Credit Fee shall be payable quarterly in arrears with respect to each Letter of Credit on the last day of each calendar quarter and on the Revolving Termination Date. The Letter of Credit Fee shall be in lieu of any other fees in connection with the issuance of Letters of Credit hereunder, except for such standard and customary fees, costs and expenses incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit as the Borrower and the Issuing Lender may mutually agree."

         2.14 Section 3.4(b) - Upfront Fee. Section 3.4(b) of the Credit Agreement is amended in its entirety to read as follows:

                  "(b) Upfront Fee. The Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, an upfront fee (the "Upfront Fee") in an amount equal to $300,000. The Upfront Fee shall be fully earned on October 7, 2002 and payable in the following amounts and on the following dates: (a) $100,000 due on December 31, 2002 and (b) $200,000 due on the earlier of April 30, 2003 or the date that the Borrower repays all of the Obligations. Notwithstanding the foregoing, the Lenders will forgive the installment payments described in the preceding clauses (a) and (b) so long as (i) the Borrower repays all of the Obligations in full, in cash, and terminates this Agreement on or prior to December 31, 2002 and (ii) no Event of Default has occurred on or prior to the date when the Obligations are so repaid."

         2.15 Section 3.4(c) - Unused Facility Fee. Section 3.4(c) of the Credit Agreement is amended by deleting the language "(ii) the Applicable Percentage" and inserting the language "(ii) 0.50%" in its place.

         2.16 Section 6.4(d) - Reporting Requirements. Section 6.4(d) of the Credit Agreement is amended in its entirety to read as follows: "(d) on the same day each week, a cash flow report of the Borrower and its Subsidiaries setting forth sources and uses of cash in detail satisfactory to the Lenders;".

         2.17 Section 6.11 - Leverage Ratio. Section 6.11 of the Credit Agreement is amended in its entirety to read as follows:

                  "Leverage Ratio. The Borrower shall maintain a Leverage Ratio of not greater than the following amounts as of the following dates:

                     Determination Date:        Ratio
                     October 31, 2002          5.87:1
                     November 30, 2002         5.83:1
                     December 31, 2002         7.22:1
                     January 31, 2003          7.59:1
                     February 28, 2003         8.52:1
                     March 30, 2003            9.05:1
                     April 31, 2003            9.07:1
                     May 31, 2003              9.10:1
                     June 30, 2003             8.86:1
                     July 31, 2003             8.37:1
                     August 31, 2003           7.54:1"

         2.18 Section 6.12 - Fixed Charge Coverage Ratio. Section 6.11 of the Credit Agreement is amended in its entirety to read as follows:

                  "Fixed Charge Coverage Ratio. The Borrower shall maintain a Fixed Charge Coverage Ratio of not less than the following amounts as of the following dates:

                     Determination Date:       Ratio
                     October 31, 2002          1.22:1
                     November 30, 2002         1.18:1
                     December 31, 2002         1.02:1
                     January 31, 2003          0.99:1
                     February 28, 2003         0.90:1
                     March 30, 2003            0.84:1
                     April 31, 2003            0.82:1
                     May 31, 2003              0.82:1
                     June 30, 2003             0.83:1
                     July 31, 2003             0.88:1
                     August 31, 2003           0.96:1"

         2.19 Section 6.13 - Net Worth. Section 6.13 of the Credit Agreement is amended in its entirety to read as follows: "[Reserved]."

         2.20 Section 6.16 - Mortgage Documents. A new Section 6.16 of the Credit Agreement is created to read as follows:

                           "Section 6.15 Mortgage Documents. The Borrower agrees
                  to deliver to the Agent, no later than October 30, 2002, all of the following documents, all in form and substance reasonably satisfactory to the Agent and the Required Lenders:

                          (a) the Mortgage duly executed by Airlines;

                          (b) unless waived by the Card Processor, a mortgage,
                 security agreement and fixture filing (the "Card Processor Mortgage") duly executed by Airlines granting the Card Processor a Lien on the real estate and improvements covered by the Mortgage, which Lien shall be a Permitted Lien junior in priority to the Mortgage;

                          (c) a lender's title insurance policy in an amount not
                 less than the appraised value (as determined by the appraisal obtained by the Agent in or about January 2002) from a title insurance company acceptable to the Agent and the Lenders insuring that Airlines is the owner of the real property of Airlines described in the Mortgage and disclosing no Liens other than Permitted Liens and with such endorsements and affirmative coverages as the Agent or the Lenders may reasonably require;

                          (d) an intercreditor agreement executed by Thrivent
                 Financial for Lutherans and Airlines consenting to the execution and delivery by Airlines of the Mortgage and, unless waived by the Card Processor, the execution and delivery by Airlines of the Card Processor Mortgage;

                          (e) an opinion from Airlines' counsel; and

                          (f) such additional documents and materials as the
                 Agent or Required Lenders may reasonably request."

         2.21 Section 7.12 - Maximum Loan Amount. Section 7.12 of the Credit Agreement is amended by deleting the language "the lesser of (x) the Borrowing Base and (y) FIFTY-FIVE MILLION DOLLARS ($55,000,000)" contained therein and inserting "the Aggregate Revolving Committed Amount" in it place.

         2.22 Section 8 - Events of Default. Section 8 of the Credit Agreement is amended by adding a new paragraph at the end of the Section that reads as follows:

                  "The Borrower acknowledges that so long as the Borrower is indebted to Thrivent Financial for Lutherans, the Agent cannot exercise any remedies set forth in the Mortgage without the prior consent of Thrivent Financial for Lutherans. In addition to all other remedies set forth herein, in the other Credit Documents and at law, upon the occurrence and during the continuance of an Event of Default, in the event that the Agent, upon direction of the Required Lenders, makes a written request to Thrivent Financial for Lutherans and does not receive such consent within 10 days, the Borrower agrees to repay in full all indebtedness owing to Thrivent Financial for Lutherans. In the event that the Borrower does not have the financial resources to repay all of such amounts, the Lenders may, in their sole and absolute discretion, repay such amounts to Thrivent Financial for Lutherans for the benefit of the Borrower. All such repayments shall be deemed to be Revolving Loans made under this Agreement, notwithstanding that the aggregate amount of Revolving Loans outstanding before or after such repayments may exceed the Revolving Commitment."

         2.23 Schedule 2.1(a) - Commitments. Schedule 2.1(a) to the Credit Agreement is deleted in its entirety and replaced by Schedule 2.1(a) attached to this Amendment.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Agent and the Lenders that:

         3.1 Credit Agreement. All of the representations and warranties made by the Borrower in the Credit Agreement are true and correct as of the date hereof. No Default or Event of Default under the Credit Agreement has occurred and is continuing as of the date of this Amendment.

         3.2 Authorization; Enforceability. The making, execution and delivery of this Amendment, and performance of and compliance with the terms of the Credit Agreement, as amended, have been duly authorized by all necessary corporate action by the Borrower. This Amendment is the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         3.3 Absence of Conflicting Obligations. The making, execution and delivery of this Amendment, and performance of and compliance with the terms of the Credit Agreement, as amended, do not violate any presently existing provision of law or the articles of incorporation or bylaws of the Borrower or any agreement to which the Borrower is a party or by which it is bound.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Continuance of Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect.

         4.2 Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

         4.3 Governing Law. This Amendment shall be governed by the laws of the State of Wisconsin (without regard to choice of law principles).

         4.4 Counterparts; Headings. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and Section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

         4.5 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

         4.6 Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction of each the following conditions precedent:

         (a) The Agent shall have received a fully-executed copy of this Amendment, executed by each of the Borrower, the Lenders and the Agent;

         (b) The Agent shall have received a fully-executed copy of a Reaffirmation of Guaranty in the form attached hereto, executed by each of the Guarantors;

         (c) No Default or Event of Default shall have occurred and be continuing;

         (d) The Borrower shall have paid all outstanding fees and expenses of the Agent's legal counsel and all fees and expenses of the Agent's legal counsel incurred in connection with this Amendment; and

         (e) The Agent and the Lenders shall have received an opinion from Borrower's counsel in form and substance satisfactory to the Agent and the Lenders.

         4.8 Ratification. The Credit Agreement, as amended hereby, the other Credit Documents and all other documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement shall, together with this Amendment, be read and construed as a single agreement. All references in the Credit Agreement, the other Credit Documents and any related agreement or instrument shall hereafter refer to the Credit Agreement as amended hereby.

         4.9 No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Lenders or the Agent to grant any similar or other future waivers or amendments of any of the terms and conditions of the Credit Agreement or the other Credit Documents.

         4.10 Release. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower and the Guarantors acknowledge and agree that:
(a) they do not have any claim or cause of action against the Agent or any of the Lenders (or any of their respective directors, officers, employees or agents); (b) they do not have any offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to the Agent and the Lenders; and (c) each of the Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Borrower and the Guarantors. The Borrower and the Guarantors wish to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agent's or the Lenders' rights, interests, contracts, collateral security or remedies. Therefore, the Borrower and the Guarantors unconditionally release, waive and forever discharge (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of either of the Agent or any of the Lenders to the Borrower or any Guarantor, except the obligations to be performed by the Agent and the Lenders as expressly stated in the Credit Agreement, as amended hereby, and the other Credit Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Borrower or any Guarantor might otherwise have against the Agent or any of the Lenders or any of their directors, officers, employees or agents, in either case (i) or (ii) on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever arising or occurring on or prior to the date of this Amendment. Except as prohibited by law, the Borrower and the Guarantors hereby waive any right they may have to claim or recover in any litigation involving the Agent or any of the Lenders, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower and the Guarantors (A) certify that no representative, agent or attorney of any Lender or the Agent has represented, expressly or otherwise, that such Lender or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers, releases and discharges, and (B) acknowledge that the Agent and the Lenders have been induced to enter into this Amendment by, among other things, the waivers, releases, discharges and certifications contained herein. The waivers, releases and discharges in this paragraph shall be effective regardless of any other event that may occur or not occur on or after the date hereof.



                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Senior Secured Revolving Credit Agreement as of the day and year first written above.

                                       MIDWEST EXPRESS HOLDINGS, INC.

                                       By: /s/ Robert S. Bahlman
                                          --------------------------------------
                                       Title:  Sr. VP & CFO
                                              ----------------------------------

                                       U.S. BANK NATIONAL
                                       ASSOCIATION, in its
                                       capacity as Agent and as a
                                       Lender

                                       By: /s/ [Authorized Representative]
                                          --------------------------------------
                                       Title:  Senior Vice President
                                              ----------------------------------


                                       M&I MARSHALL & ILSLEY BANK

                                       By: /s/ [Authorized Representative]
                                          --------------------------------------
                                       Title:  VP
                                              ----------------------------------

                                       Attest: /s/ [Authorized Representative]
                                               ---------------------------------
                                       Title:  SVP
                                               ---------------------------------

                                       BANK ONE, NA (Main Office Chicago)

                                       By: /s/ [Authorized Representative]
                                          -------------------------------------
                                       Title: Officer
                                              ----------------------------------

                            REAFFIRMATION OF GUARANTY


        Each of the undersigned (each a "Guarantor") executed a Subsidiary Guaranty (each a "Guaranty") dated as of August 31, 2001 in favor of the Lenders (as defined in each Guaranty) pursuant to which each Guarantor guaranteed certain obligations owed by Midwest Express Holdings, Inc. (the "Borrower") to the Lenders, including, without limitation, all debts, liabilities, obligations, covenants and agreements of the Borrower in that certain Senior Secured Revolving Credit Agreement, dated as of August 31, 2001 (as amended from time to time, the "Credit Agreement"), by and between the Borrower, the Lenders and U.S. Bank National Association, as Agent for the Lenders, and related agreements, as amended. Each Guarantor acknowledges and consents to the Fifth Amendment to Senior Secured Revolving Credit Agreement and hereby agrees that it shall remain liable under its Guaranty for all amounts owed pursuant to the Credit Agreement, as amended by the Fifth Amendment, and the related agreements. Further, each Guarantor expressly agrees that it shall be irrevocably bound by the provisions of the Release set forth in Section 4.10 of the Fifth Amendment.

        October 7, 2002.

                                  MIDWEST EXPRESS AIRLINES, INC.

                                  By: /s/ Robert S. Bahlman
                                      -----------------------------------
                                  Title:  Sr. VP & CFO
                                        ---------------------------------

                                  ASTRAL AVIATION, INC.

                                  By: /s/ Robert S. Bahlman
                                      -----------------------------------
                                  Title:  Sr. VP & CFO
                                        ---------------------------------


                                  MIDWEST EXPRESS SERVICES - OMAHA, INC.

                                  By: /s/ Julia A. Janik
                                      -----------------------------------
                                  Title: VP
                                        ---------------------------------


                                  MIDWEST EXPRESS SERVICES - KANSAS CITY, INC.

                                  By:  /s/ Julia A. Janik
                                      -----------------------------------
                                  Title:  VP
                                        ---------------------------------


                                  YX PROPERTIES, LLC

                                  By:  /s/ Julia A. Janik
                                      -----------------------------------
                                  Title:  VP
                                        ---------------------------------

                                  SCHEDULE 1.2

                           EXISTING LETTERS OF CREDIT




                                See attached list

                                 SCHEDULE 2.1(a)

                     REVOLVING COMMITMENTS, LOC COMMITMENTS

                      and SWING LINE COMMITMENT PERCENTAGES


                                 Revolving Commitment Amount        Revolving Commitment Percentage
U.S. Bank National Association                $12,045,450.00                               48.1818%
M&I Marshall & Ilsley Bank                     $9,318,175.00                               37.2727%
Bank One, NA                                   $3,636,375.00                               14.5455%
             Totals                           $25,000,000.00                              100.0000%


                                       LOC Commitment Amount              LOC Commitment Percentage
U.S. Bank National Association                 $7,988,797.62                               48.1818%
M&I Marshall & Ilsley Bank                     $6,180,011.06                               37.2727%
Bank One, NA                                   $2,411,720.94                               14.5455%
             Totals                           $16,580,529.62                              100.0000%


                                     Swing Line Commitment Percentage
U.S. Bank National Association                               48.1818%
M&I Marshall & Ilsley Bank                                   37.2727%
Bank One, NA                                                 14.5455%
             Totals                                         100.0000%
